UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 4, 2007
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

001-09645	74-1787539
(Commission File Number)	(IRS Employer Identification No.)
200 E. Basse Rd.
San Antonio, TX 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT
     Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 3, 2007, the Board of Directors of Clear Channel Communications, Inc. (the “Company”) approved an amendment to the Seventh Amended and Restated By-Laws of the Company.
     The amendment to the Seventh Amended and Restated By-Laws of the Company amended Article VIII, Sections 1, 5 and 6 of the Company’s bylaws to facilitate the issuance of shares in book entry form in order for the Company to be eligible to participate in the Direct Registration System as required by the New York Stock Exchange.
     The amendment to the Seventh Amended and Restated By-Laws of the Company is effective as of December 3, 2007. The foregoing description of the amendment to the Company’s bylaws is not complete and is qualified in its entirety by reference to the text of the amendment to the bylaws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Item 8.01 Other Events.
     On December 4, 2007, the Company issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the declaration of a quarterly cash dividend of $0.1875 per share on its Common Stock and providing an update on the status of its merger with an affiliate of a private equity group co-led by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P.
     Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.
          The following exhibits are filed as part of this Report:

Exhibit Number	Description

3.1	Second Amendment to the Seventh Amended and Restated By-Laws of Clear Channel Communications, Inc. dated December 3, 2007

99.1	Press Release of Clear Channel Communications, Inc. dated December 4, 2007
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: December 4, 2007	By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr.
Sr. Vice President/Chief Accounting Officer